SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 6, 2012

MET-PRO CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	001-07763	23-1683282
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

160 Cassell Road, P.O. Box 144
Harleysville, Pennsylvania	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 723-6751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2012, Met-Pro Corporation (the “Company”) elected Edward J. Prajzner, age 45, Corporate Controller and Chief Accounting Officer of the Company. As such, Mr. Prajzner will be the Company’s Principal Accounting Officer. The Company’s Principal Accounting Officer immediately prior to Mr. Prajzner’s election was Neal E. Murphy, the Company’s Chief Financial Officer.

Prior to joining the Company on May 1, 2012, from 2010 to 2012, Mr. Prajzner served as Senior Vice President and Corporate Controller of CDI Corporation, where he was responsible for financial reporting, corporate accounting, credit and cash management, including U. S. Securities and Exchange Commission filings and Sarbanes-Oxley requirements.  From 2008 to 2010, he served as the Corporate Controller of American Infrastructure, Inc., where he oversaw financial reporting, corporate accounting and treasury management. From 2006 to 2008, Mr. Prajzner served as Vice President, Corporate Controller and Chief Accounting Officer of Technitrol, Inc. (now Pulse Electronics Corporation), where he managed financial reporting, corporate and divisional accounting, treasury and internal audit, as well as other duties while serving as principal accounting officer.

Mr. Prajzner is employed at will by the Company. His base salary is $170,000. He is eligible to participate in the Company’s FYE 2013 Management Incentive Plan with a target award amount of 20% of base salary and also to participate in the Company’s Long Term Incentive Compensation Plans. On June 6, 2012, the Company granted Mr. Prajzner an option to purchase 3,300 Common Shares at an exercise price of $9.70 per share (which is the average of that day’s high and low prices of the Company’s Common Shares as quoted on the New York Stock Exchange) under the terms of the Company’s standard stock option agreement. Mr. Prajzner is entitled to a bonus of $10,000 on May 1, 2013 and on May 1, 2014, provided he is still employed by the Company on these respective dates. The Company has also agreed that Mr. Prajzner will participate in other compensation and benefit programs as are generally available to other executives at his level.

Item 5.07. Submission of Matters to a Vote of Security Holders

An annual meeting of the Company’s shareholders was held on June 6, 2012.  At that meeting three proposals were submitted to a vote of the Company’s shareholders.  Proposal 1 was to elect two (2) Directors (with George H. Glatfelter II and Robin L. Wiessmann being the nominees) to serve until the 2015 annual meeting of shareholders. Proposal 2 was to approve, on an advisory basis, the compensation of the Company’s named executive officers. Proposal 3 was to ratify the selection of Marcum LLP as independent registered public accountants to the Company to serve for the fiscal year ending January 31, 2013.

At the close of business on the record date for the meeting (which was April 13, 2012), there were 14,678,628 Common Shares issued and outstanding and entitled to be voted at the meeting. Holders of 13,310,780 Common Shares (representing a like number of votes) were present at the meeting, either in person or by proxy, constituting 91% of the issued and outstanding Common Shares and a quorum for the transaction of business.

The following table sets forth the results of the voting on each of the proposals:

		Number of Votes
Proposals		For	Withheld	Broker Non Vote
Proposal 1	Election of Directors:
	George H. Glatfelter II	6,873,635	3,196,482	3,240,661
	Robin L. Wiessmann	7,150,650	2,919,468	3,240,661

		Number of Votes
Proposals		For	Against	Abstain	Broker Non Vote
Proposal 2	Approval of Named Executive Officer Compensation	9,241,022	348,104	480,991	3,240,661
Proposal 3	Selection of Marcum LLP as Independent Registered Public Accountants	13,187,677	62,532	60,569	0

Accordingly, all of the proposals were approved by the shareholders.

Item 7.01.   Regulation FD Disclosure.

On June 6, 2012, at the 2012 Annual Meeting of Shareholders, the Company delivered a presentation to its shareholders.  A copy of the presentation is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, nor incorporated by reference to any filings under the Securities Act of 1933, as amended.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits

     99.1                     Presentation to Shareholders at Annual Meeting of Shareholders on June 6, 2012.

The information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 8, 2012	MET-PRO CORPORATION

By: /s/ Neal E. Murphy
Neal E. Murphy
Vice President - Finance and Chief Financial Officer
(Duly Authorized Officer and Financial Officer)